                               CONTRACT SCHEDULE

OWNER: [John Doe]                           SEX: [M]   AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                     SEX: [F]   AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                       SEX: [M]   AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                 ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified, IRA, Non-Qualified,  MATURITY DATE: [February 15, 2046]
           SIMPLE IRA, SEP, ROTH IRA]

PRODUCT CLASS: [Class AA, B, C, L, VA, or XC]

PURCHASE PAYMENT:                      [$100,000.00]

PURCHASE PAYMENTS:                     [We reserve the right to reject any
                                         Purchase Payment.]

  MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$500.00] [for both Non-Qualified and
                                       Qualified, unless you have elected an
                                       automatic sweep program.] [However,
                                       for IRAs, SEPs, SIMPLE IRAs and Roth
                                       IRAs, in order to avoid cancellation
                                       of the Contract, we will accept a
                                       Purchase Payment of at least $50 once
                                       in every 24 month period. We will
                                       also accept subsequent Purchase
                                       Payments as required under applicable
                                       law and federal tax law.]

  MAXIMUM TOTAL PURCHASE PAYMENTS:     [$1,000,000.00], without our prior
                                       approval.

  [PURCHASE PAYMENT CREDITS:           [5%] of each purchase payment for
                                       cumulative purchase payments of less
                                       than $1,000,000. [6%] of each
                                       purchase payment received when
                                       cumulative purchase payments are
                                       $1,000,000 or more.]

MINIMUM ACCOUNT VALUE:                 [$2,000.00]

BENEFICIARY:                           [As designated by you as of the Issue
                                       Date unless changed in accordance
                                       with the Contract provisions.]

PRODUCT CHARGES:

  [SEPARATE ACCOUNT:                   We assess certain daily charges equal
                                       on an annual basis to the percentages
                                       set out below of the average daily
                                       net asset value of each Subaccount of
                                       the Separate Account:

                                       Mortality and Expense Charge: [1.25%]

                                       Administration Charge: [0.25%]

                                       [Death Benefit Rider Charge: [0.30%]]

                                       [Additional Death Benefit Rider
                                       Charge: 0.25%]]

ACCOUNT FEE:                           The Account Fee is [$30.00] each
                                       Contract Year. During the
                                       Accumulation Period, on the Contract
                                       Anniversary the full Account Fee is
                                       deducted from each applicable
                                       Subaccount in the ratio that the
                                       Account Value in the Subaccount bears
                                       to the total Account Value in the
                                       Separate Account. On the Annuity
                                       Calculation Date, a pro-rata portion
                                       of the Account Fee will BE deducted
                                       from the Account Value as described
                                       above. However, if your Account Value
                                       on the last day of the Contract Year
                                       or on the Annuity Calculation Date is
                                       at least [$50,000], then no Account
                                       Fee is deducted. If during the
                                       Accumulation Period, a total
                                       withdrawal is made, the full Account
                                       Fee will be deducted at the time of
                                       the total withdrawal. During the
                                       Annuity Period the Account Fee will
                                       be deducted regardless of the size of
                                       your Contract and it will be deducted
                                       pro-rata from each Annuity Payment.

9028-5 (6/06)

[LIFETIME GWB RIDER SPECIFICATIONS:
-----------------------------------
LIFETIME GWB EFFECTIVE DATE:             [February 15, 2007]

MINIMUM LIFETIME INCOME AGE:             [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL      [$100,000.00]
AMOUNT:

MAXIMUM BENEFIT AMOUNT:                  [$5,000,000]

COMPOUNDING INCOME PERIOD END DATE:      [10th Contract Anniversary]

COMPOUNDING INCOME PERCENTAGE:           [5%]

GWB WITHDRAWAL RATE:                     [5%]

AUTOMATIC STEP-UP DATE:                  [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:           [85]

MAXIMUM RIDER CHARGE:                    [0.95% for Single Life Version, 1.40%
                                         for Joint Life Version]

LIFETIME GWB SUBACCOUNTS AVAILABLE FOR   [MetLife Defensive Strategy
ALLOCATIONS AND TRANSFERS:               Portfolio, MetLife Moderate Strategy
                                         Portfolio, MetLife Balanced Strategy
                                         Portfolio, MetLife Growth Strategy
                                         Portfolio, Money Market Portfolio]

LIFETIME GWB FEE RATE:                   [0.50% for Single Life Version, 0.70%
                                         for Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW         [30 day period following the 5th,
PERIODS:                                 10th, and 15th and later Contract
                                         Anniversaries]

GUARANTEED PRINCIPAL ADJUSTMENT          [15th Contract Anniversary]]
ELIGIBILITY DATE:

SEPARATE ACCOUNT:  [MetLife Investors Variable Annuity Account One]

ALLOCATION REQUIREMENTS:

1. [Currently, you can select from any of the Subaccounts or the Fixed Account (if a Fixed Annuity Rider has been issued). However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least [$500]. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

3. We reserve the right to restrict allocations to the Fixed Account if any of the following conditions exist: (a) the credited interest rate for the amount to be allocated is equal to the Minimum Guaranteed Interest Rate for the Fixed Account; (b) the Account Value in the Fixed Account equals or exceeds [$500,000]; or (c) a transfer was made out of the Fixed Account within the previous 180 days.]

9028-5 (6/06)

TRANSFER REQUIREMENTS:

[NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be [12] (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules and the issuance of a Fixed Annuity Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There are further limitations on transfers from the Fixed Account to the Separate Account as set forth below.

During the Annuity Period, you cannot make transfers from the General Account to the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

The minimum amount that may be transferred from the Fixed Account during the Accumulation Period is [$500], or your entire interest in the Fixed Account. Transfers out of the Fixed Account during the Accumulation Period shall be limited to the greater of (a) 25% of the Fixed Account Value at the beginning of the Contract Year, or (b) the amount transferred out of the Fixed Account in the prior Contract Year.]

WITHDRAWALS:

WITHDRAWAL CHARGE: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2. The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

   Withdrawal Charges are determined in accordance with the following schedule:

                              WITHDRAWAL CHARGES

                 NUMBER OF COMPLETE YEARS
                 FROM RECEIPT OF PURCHASE PAYMENT      % CHARGE
                 --------------------------------      --------
                                [0                        8
                                 1                        8
                                 2                        8
                                 3                        7
                                 4                        6
                                 5                        5
                                 6                        4
                                 7                        3
                                 8                        2
                         9 and thereafter                 0]

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.]

MINIMUM PARTIAL WITHDRAWAL: [$500], or your entire interest in the Fixed Account or Subaccount]]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000]

9028-5 (6/06)

ANNUITY REQUIREMENTS:

    1. [The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

    2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

    3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at [3%]]

[FIXED ACCOUNT:

INITIAL GUARANTEE PERIOD: [Through the end of the current calendar year]

RENEWAL GUARANTEE PERIOD: [A calendar year]

INITIAL CURRENT INTEREST RATE: [4.60%] [Allocations to the Fixed Account not currently available]

MINIMUM GUARANTEED INTEREST RATE: [2.15%] annually

INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]

INITIAL EDCA PERIOD: 6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [8.00%]

INITIAL EDCA PERIOD: 3 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [9.00%]]

ANNUITY SERVICE OFFICE:

MetLife Investors Insurance Company
[P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Principal Protection)
Death Benefit Rider (Annual Step-up)
Death Benefit Rider (Compounded Plus)
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Lifetime Guaranteed Withdrawal Benefit Rider
Additional Death Benefit Rider - Earnings Preservation Benefit
Purchase Payment Credit Rider
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80
Waiver of Withdrawal Charge for Terminal Illness Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
SIMPLE Individual Retirement Annuity Endorsement]
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]

9028-5 (6/06)